Exhibit 99.1

     Ultralife Batteries to Present at the C.E. Unterberg, Towbin
               Emerging Growth Opportunities Conference

    NEWARK, N.Y.--(BUSINESS WIRE)--June 28, 2006--Ultralife Batteries, Inc. (NASDAQ:ULBI) will be presenting on July 11, 2006 at the C.E. Unterberg, Towbin Emerging Growth Opportunities Conference taking place at the Mandarin Oriental Hotel in New York City.
    Ultralife Batteries management is scheduled to make a presentation at 1:00 PM ET. A live audio webcast and replay of the presentation will be available in the Investor Info - Event Calendar section of the company's website: http://investor.ultralifebatteries.com.

    About Ultralife Batteries, Inc.

    Ultralife is a global provider of high-energy power systems for diverse applications. The company develops, manufactures and markets a wide range of non-rechargeable and rechargeable batteries, charging systems and accessories for use in military, industrial and consumer portable electronic products. Through its portfolio of standard products and engineered solutions, Ultralife is at the forefront of providing the next generation of power systems. Industrial, retail and government customers include General Dynamics, Philips Medical Systems, General Motors, Energizer, Kidde Safety, Lowe's, Radio Shack and the national defense agencies of the United States, United Kingdom, Germany, Australia and New Zealand, among others.

    Ultralife's headquarters, principal manufacturing and research facilities are in Newark, New York, near Rochester. Ultralife Batteries (UK) Ltd., a second manufacturing facility, is located in Abingdon, England. Both facilities are ISO-9001 certified. Detailed information on Ultralife is available at: www.ultralifebatteries.com.

    About the C.E. Unterberg, Towbin Emerging Growth Opportunities
Conference

    The Emerging Growth Opportunities Conference will feature presentations by and investor meetings with 125 companies representing five focus sectors: digital media, software, communications equipment, modern defense and healthcare. The conference is designed to facilitate maximum meeting opportunities between investors and this select group of emerging growth companies. More conference information can be found at: http://www.unterberg.com.

    Ultralife(R) is a registered trademark of Ultralife Batteries, Inc.

    CONTACT: Ultralife Batteries, Inc.
             Robert W. Fishback, 315-332-7100
             bfishback@ulbi.com
             or
             Investor Relations:
             Lippert/Heilshorn & Associates, Inc.
             Jody Burfening, 212-838-3777
             jburfening@lhai.com
             or
             Media:
             Lippert/Heilshorn & Associates, Inc.
             Chenoa Taitt, 212-838-3777
             ctaitt@lhai.com